EXHIBIT 23 (i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2/A-3 of our report dated March 27, 2007, relating to the financial statements of Riverside Manitoba Inc., formerly “Homelands Security Inc., and to the reference to our Firm under the caption “Auditors”.

/s/ Meyers Norris Penny LLP Meyers Norris Penny LLP Winnipeg, Manitoba Canada October 23, 2007.